Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 mburns@harrisinteractive.com

Harris Interactive® Reports Fourth Quarter and Full Year Fiscal 2013 Results

Exceeds Full Year Adjusted EBITDA Guidance; Meets Full Year Revenue Guidance

Rochester, N.Y. — August 22, 2013 — Harris Interactive Inc. (NASDAQ: HPOL), a leading global market research firm, today announced its fourth quarter and full year fiscal 2013 financial results.

Al Angrisani, President and Chief Executive Officer of Harris Interactive, commented, “We are pleased with our full fiscal 2013 financial performance, which led to profitability that was above the high end of our adjusted EBITDA guidance and represented more than a 20% year over year improvement. We also are pleased that we generated sufficient cash in fiscal 2013 to pay off all our outstanding debt prior to maturity, and increased our net cash position by more than $10 million. Going forward, we will begin the transition away from the turnaround of the last two fiscal years to a business model focused on investing in the business for long term shareholder value creation.”

Eric Narowski, Chief Financial Officer of Harris Interactive, commented, “Based on current market conditions and forecasts for the fiscal year ending June 30, 2014, the Company projects adjusted EBITDA of between $14.5 and $16.5 million.”

Key Financial Statistics (1)

USD in millions – unaudited	For the Three Months Ended June 30,		For the Twelve Months Ended June 30,
	2013	2012	2013	2012
Revenue (2)	$36.7	$36.5	$140.3	$147.5
Operating income (loss) (3)(7)	$1.5	$(0.3)	$7.5	$(2.7)
Income (loss) from continuing operations	$1.3	$(0.9)	$6.9	$(3.7)
Loss from discontinued operations	$—	$—	$—	$(1.9)
Net income (loss)	$1.3	$(0.9)	$6.9	$(5.6)
Fully diluted net income (loss) per share – continuing operations	$0.02	$(0.02)	$0.12	$(0.07)
Fully diluted net income (loss) per share – discontinued operations	$—	$—	$—	$(0.03)
Fully diluted net income (loss) per share	$0.02	$(0.02)	$0.12	$(0.10)
Adjusted EBITDA (4)(7)	$2.9	$1.7	$14.0	$4.7
Adjusted EBITDA with add-back of restructuring and other charges (4)(7)	$4.2	$3.9	$15.3	$12.3
Cash provided by operations	$3.6	$0.3	$11.0	$3.9
Bookings (5)	$28.2	$28.5	$144.3	$145.3

©2013 Harris Interactive Inc.	All rights reserved.

At June 30:	2013	2012
Cash and cash equivalents	$15.7	$11.5
Outstanding debt	$—	$6.0
Secured revenue (6)	$46.5	$42.5

(1)	All amounts shown reflect our Asian operations as discontinued operations.
(2)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, revenue for the three and twelve months ended June 30, 2013 decreased by 1% and 4%, respectively, over the same prior year periods.
(3)	Operating income for both the three and twelve months ended June 30, 2013 included $1.3 million in restructuring or other charges, compared with $2.2 million and $7.5 million, respectively, for the same prior year periods.
(4)	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA with stock-based compensation added back.
(5)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, bookings for the three and twelve months ended June 30, 2013 decreased by 2% and 1%, respectively, over the same prior year periods.
(6)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, secured revenue at June 30, 2013 increased by 10% over the same prior year period.
(7)	During the three and twelve months ended June 30, 2012, the Company recorded $0.2 million in French business tax expense and initially presented that expense within the selling, general and administrative line of its consolidated statement of operations. During the three and twelve months ended June 30, 2013, the Company recorded $0.2 million in such expense and presented them in the provision for income taxes line of its consolidated statement of operations, given that they derived from an income-based measure. The prior year presentation has been revised to conform to the current year presentation.

Fourth Quarter and Full Year Fiscal 2013 Results Conference Call and Webcast Access

Al Angrisani, President and Chief Executive Officer, will host a conference call to discuss these results on Thursday, August 22, 2013, at 5:00 p.m. ET. Formal remarks will be followed by a question and answer session.

To access the conference call, please dial toll-free 877.303.9858 in the United States and Canada, or 408.337.0139 internationally.

A live webcast of the conference call also will be accessible via the Investor Relations section of our website at http://ir.harrisinteractive.com/, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release will be available under the Investor Relations section of our website at http://ir.harrisinteractive.com/ prior to the call.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release and oral statements made by the Company on its conference call constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient

2

operations, the impact of reorganization, restructuring and related charges, quarterly variations in financial results, the Company’s ability to maintain compliance with certain NASDAQ listing requirements, actions of competitors and the Company’s ability to develop and maintain products and services attractive to the market.

You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.

About Harris Interactive

Harris Interactive is one of the world’s leading market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll® and for pioneering innovative research methodologies, Harris offers proprietary solutions in the areas of market and customer insight, corporate brand and reputation strategy, and marketing, advertising, public relations and communications research. Harris possesses expertise in a wide range of industries including health care, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Additionally, Harris has a portfolio of multi-client offerings that complement our custom solutions while maximizing our client’s research investment. Serving clients in more than 196 countries and territories through our North American and European offices, Harris specializes in delivering research solutions that help us—and our clients-stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.

HPOL – E

3

HARRIS INTERACTIVE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30,	June 30,
	2013	2012
Assets
Cash and cash equivalents	$15,744	$11,456
Accounts receivable, net	19,165	19,940
Unbilled receivables	8,337	7,513
Prepaids and other current assets	3,889	3,859
Deferred tax assets	286	243

Total current assets	47,421	43,011
Property, plant and equipment, net	2,466	2,500
Other intangibles, net	8,061	10,795
Other assets	536	1,080

Total assets	$58,484	$57,386

Liabilities and Stockholders’ Equity
Accounts payable	$7,273	$7,628
Accrued expenses	20,170	21,643
Current portion of long-term debt	—	4,794
Deferred revenue	11,584	10,088
Liabilities from discontinued operations	—	181

Total current liabilities	39,027	44,334
Long-term debt	—	1,199
Deferred tax liabilities	1,286	1,696
Other long-term liabilities	2,569	4,072
Total stockholders’ equity	15,602	6,085

Total liabilities and stockholders’ equity	$58,484	$57,386

4

HARRIS INTERACTIVE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2013 (7)	2012 (7)	2013 (7)	2012 (7)
Revenue from services	$36,671	$36,501	$140,322	$147,503
Operating expenses:
Cost of services	22,596	23,103	83,962	91,902
Selling, general and administrative	10,431	10,537	43,917	46,116
Depreciation and amortization	850	1,005	3,663	4,607
Restructuring and other charges	1,302	2,182	1,302	7,530

Total operating expenses	35,179	36,827	132,844	150,155

Operating income (loss)	1,492	(326)	7,478	(2,652)
Operating margin	4.1%	-0.9%	5.3%	-1.8%
Interest expense, net	79	133	316	689

Income (loss) from continuing operations before income taxes	1,413	(459)	7,162	(3,341)

Provision for income taxes	93	473	254	388

Income (loss) from continuing operations	1,320	(932)	6,908	(3,729)
Loss from discontinued operations	—	—	—	(1,854)

Net income (loss)	$1,320	$(932)	$6,908	$(5,583)

Basic net income (loss) per share:
Continuing operations	$0.02	$(0.02)	$0.12	$(0.07)
Discontinued operations	—	—	—	(0.03)

Basic net income (loss) per share	$0.02	$(0.02)	$0.12	$(0.10)

Diluted net income (loss) per share:
Continuing operations	$0.02	$(0.02)	$0.12	$(0.07)
Discontinued operations	—	—	—	(0.03)

Diluted net income (loss) per share	$0.02	$(0.02)	$0.12	$(0.10)

Weighted average shares outstanding:
Basic	56,344,628	55,733,313	56,186,583	55,383,780

Diluted	58,426,274	55,733,313	58,114,355	55,383,780

5

Three and Twelve Months Ended June 30, 2013

Reconciliation of GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA

Amounts in thousands of USD

	Three months ended		Twelve months ended
	June 30,		June 30,
	2013 (7)	2012 (7)	2013 (7)	2012 (7)
GAAP net income (loss)	$1,320	$(932)	$6,908	$(5,583)
Loss from discontinued operations	—	—	—	1,854
Interest expense, net	79	133	316	689
Provision for income taxes	93	473	254	388
Depreciation and amortization	962	1,182	4,239	5,555

EBITDA	$2,454	$856	$11,717	$2,903
Stock-based compensation (8)	484	830	2,301	1,827

Adjusted EBITDA	$2,938	$1,686	$14,018	$4,730

Adjusted EBITDA	$2,938	$1,686	$14,018	$4,730
Add-back of restructuring and other charges	1,302	2,182	1,302	7,530

Adjusted EBITDA with add-back of restructuring and other charges	$4,240	$3,868	$15,320	$12,260

(8)	Stock-based compensation expense represents the cost of stock-based compensation accounted for under the FASB guidance for stock-based compensation

6

Full Year Fiscal 2014 Guidance

Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA

Amounts in millions of USD

For the Fiscal Year Ending June 30, 2014 (1)(2)
GAAP net income	$9.3
Interest expense, net	—
Provision for income taxes	0.6
Depreciation and amortization	3.7

EBITDA	$13.6
Stock-based compensation (3)	1.9

Adjusted EBITDA	$15.5

Adjusted EBITDA	$15.5
Add-back of restructuring and other charges	—

Adjusted EBITDA with add-back of restructuring and other charges	$15.5

(1)	This reconciliation is based on the midpoint of the Adjusted EBITDA guidance range provided in this press release.
(2)	The amounts expressed in this column are based on current estimates as of the date of this press release.
(3)	Stock-based compensation expense represents the cost of stock-based compensation accounted for under the FASB guidance for stock-based compensation.

7